Exhibit (e)(8)

Amendment to ALPS ETF Trust Distribution Agreement

This Amendment to the ALPS ETF Trust Distribution Agreement (this “Amendment”) between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Portfolio Solutions Distributor, Inc. (“ALPS”) is effective March 28, 2016.

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Distribution Agreement dated March 31, 2013 (the “Agreement”); and

WHEREAS, the Trust and ALPS wish the Agreement to reflect certain fund additions and liquidations.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Exhibit A of the Agreement is hereby deleted in its entirety and replaced with a new Exhibit A attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS ETF TRUST		ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:	/s/ Thomas A. Carter	By:	/s/ Steven B. Price
Name:	Thomas A. Carter	Name:	Steven B. Price
Title:	President	Title:	SVP, Director of Distribution Services

EXHIBIT A

Cohen & Steers Global Reality Majors ETF
ALPS Equal Sector Weight ETF
Alerian MLP ETF
ALPS Sector Dividend Dogs ETF
NYSE Arca U.S. Equity High Volatility Put Write Index Fund
U.S. Equity High Volatility Put Write Index Fund
Janus/VelocityShares Tail Risk Hedged Large Cap ETF
Janus/VelocityShares Volatility Hedged Large Cap ETF
Barron’s 400 ETF
ALPS International Sector Dividend Dogs ETF
RiverFront Strategic Income Fund
Alerian Energy Infrastructure ETF
Workplace Equality Portfolio
ALPS Emerging Sector Dividend Dogs ETF
Sprott Gold Miners ETF
ALPS Medical Breakthroughs ETF
ALPS MSCI EAFE Equal Sector Weighted ETF
ALPS MSCI Emerging Markets Equal Sector Weighted ETF
Sprott Junior Gold Miners ETF
ALPS Enhanced Put Write Strategy ETF
Sprott Buzz Social Media Insights ETF*
RiverFront Dynamic Unconstrained Income ETF**
RiverFront Dynamic Core Income ETF**
RiverFront Dynamic US Dividend Advantage ETF**
RiverFront Dynamic US Flex-Cap ETF**

*	Effective March 31, 2016
**	Effective April 7, 2016

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